Exhibit 10.1

[***] Certain information in this document has been omitted from this exhibit because it is both

(i) not material and (ii) would be competitively harmful if publicly disclosed.

MUTUAL TERMINATION AGREEMENT

This Mutual Termination Agreement (this “Termination Agreement”), effective April 30, 2023 (“Termination Effective Date”), is by and between F. Hoffmann-La Roche Ltd, with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland and Hoffmann-La Roche Inc., with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424 U.S.A. (together referred to as “Roche”), and Blueprint Medicines Corporation, with a principal place of business at 45 Sidney Street, Cambridge, Massachusetts 02139 U.S.A. (“BPM”). Capitalized terms used and not otherwise defined in this Termination Agreement shall have the meanings set forth in the Agreement (as defined below).

WHEREAS, BPM and Roche entered into a Collaboration and License Agreement, dated March 14, 2016, as amended by an amendment, effective April 15, 2016, a second amendment, effective April 27, 2016, a third amendment, effective August 4, 2016, a fourth amendment, effective February 25, 2019, a fifth amendment, effective June 28, 2019, a sixth amendment effective November 1, 2019, a seventh amendment effective December 17, 2019, an eighth amendment effective April 30, 2020, a ninth amendment effective January 8, 2021 and a tenth amendment effective April 30, 2022 (collectively, the “Agreement”);

WHEREAS, the Parties’ activities under the Agreement are currently limited to (i) the Collaboration Target MAP4K1 and (ii) any incomplete winddown activities related to other Terminated Targets under the Agreement;

WHEREAS, the Parties have mutually agreed to terminate the Agreement effective as of the Termination Effective Date; and

WHEREAS, The Parties confirm their mutual understanding with respect to consequences of termination of the Agreement by mutual agreement, the winddown of activities under the Agreement, and other matters set forth herein.

NOW THEREFORE, Roche and BPM hereby agree as follows:

1.Consequences of Termination by Mutual Agreement.  The Agreement is terminated effective as of the Termination Effective Date by the mutual agreement of the Parties effective as of the Termination Effective Date. Except as expressly provided herein, the terms and conditions set forth in Section 21.3 of the Agreement (Consequences of Termination) including, without limitation, Sections 21.3.1 (Termination by BPM for Breach by Roche, Roche Insolvency, by Roche Without Cause, or by BPM for Roche Suspension of Development or Commercialization) and 21.3.4.2(a) (Obligations Related to Manufacturing – Clinical Supply), shall apply to this termination of the Agreement by mutual agreement of the Parties, except as expressly provided herein. The Parties have agreed to treat all products containing Collaboration Compounds that are directed to MAP4K1, whether such Collaboration Compounds are in a pharmaceutical product or as its active pharmaceutical ingredient, as “Reversion Products” for the purposes of the Agreement.

2.MAP4K1 Terminated Target; Continuation Notice.  Effective as of the Termination Effective Date, MAP4K1 is hereby classified as a “Terminated Target” under the Agreement in all countries in the Territory. As of the Termination Effective Date, this Termination Agreement will be deemed to constitute a “Continuation Election Notice” in accordance with Section 21.3.1 of the Agreement and each Party will comply with its obligations under Sections 21.3.1 and 21.3.4 of the Agreement; provided that no payment will be due or payable by BPM to Roche under Section 21.3.1(f) of the Agreement. As of the Termination Effective Date, (a) the rights and licenses granted by BPM to Roche under the Agreement related to MAP4K1 will terminate in their entirety in all countries in the Territory, (b) each Party’s obligations under Section 20.1 of the Agreement will survive with respect to MAP4K1 (provided, however, that BPM and its Affiliates and licensee(s) have the right to use or disclose Roche’s Confidential Information with respect to MAP4K1 to Third Parties described in Section 20.5(i)-(vi) (inclusive) of the Agreement provided that, in each such case, such Third Party is bound by obligations of confidentiality and non-use customary for such type and scope of disclosure), (c) BPM will solely own all Reversion Products for MAP4K1 and all Patent Rights and Know-How relating thereto [***], and (d) for the avoidance of doubt, BPM will have the right to (i) research, develop, manufacture, commercialize and otherwise exploit Reversion Products related to MAP4K1 without any financial obligations to Roche, (ii) publish data and other Know-How related to MAP4K1 (including without limitation the name of the target and Collaboration Compounds contained in the Reversion Products for such Terminated Target) generated by or on behalf of the Parties under the Agreement prior to the Termination Effective Date or thereafter without obtaining prior review or approval from Roche and (iii) disclose, in its sole discretion, in a manner consistent with BPM’s then-current disclosure or publication practices or policies that such data or Know-How was generated under the Agreement and/or the names and affiliations of the individuals involved in the generation of such data or Know-How, if and as applicable.

3.Winddown Plan.  In order to ensure an orderly winddown of the collaboration under the Agreement, the Parties have agreed to a winddown plan set forth in Schedule 1 hereto (the “Winddown Plan”), which sets forth the deliverables, activities, responsible Party(ies)/functions, and timelines (including completion deadlines) that are not expected to be completed on or before the Termination Effective Date.  Each Party will conduct its respective activities under the Winddown Plan on a timely basis and in an effective manner consistent with prevailing standards. The respective Alliance Managers for the Parties will serve as the primary contacts for each Party designated in the Winddown Plan and will (a) review, coordinate and integrate the activities of the Parties under the relevant portion of the Winddown Plan, (b) facilitate communications between the Parties with respect to such deliverables and activities and (c) perform such other functions as the Parties mutually agree. Unless otherwise specified in this Termination Agreement or in the Winddown Plan, each Party shall bear its own costs and expenses incurred in connection with the performance of the Winddown Plan.

4.	Regulatory Matters.

a.Roche hereby confirms that as of the Termination Effective Date, [***].

b.[***].

c.Notwithstanding anything to the contrary in Section 4(b) above, [***].

5.	Manufacturing and Supply.

a.Transfer of Materials.  Pursuant to Section 21.3.4.2(a) of the Agreement, BPM hereby requests that Roche transfer all existing and available MAP4K1 Reversion Product materials to BPM or its designee. Roche hereby confirms that to the best of its knowledge Schedule 1B hereto constitutes a complete list of all significant amounts of existing MAP4K1 Reversion Product in Roche’s possession or Control as of the Termination Effective Date. After the Termination Effective Date, Roche will transfer and deliver to BPM (or its designee) [***] (i) the quantities of the MAP4K1 Reversion Product (in bulk form or finished dosage product form) and works-in-progress of the foregoing Controlled by Roche set forth in Schedule 1B (“Existing Manufacturing Inventory”) and (ii) after completion of investigational medicinal products testing and receipt of a certificate of analysis and GMP letter, the quantities of the MAP4K1 Reversion Product (in bulk form or finished dosage product form) and all raw materials or works-in-progress of the foregoing Controlled by Roche set forth in Schedule 1B (“In Process Manufacturing Inventory”), all in accordance with terms and conditions to be negotiated by BPM and Roche in good faith and executed within [***] after the Termination Effective Date.

b.Inventory Manufacturing Documents[***].  Roche will transfer (or cause to be transferred) to BPM copies of Roche’s manufacturing records relating to such Existing Manufacturing Inventory and In Process Manufacturing Inventory, including copies of the applicable batch records, in-process and release test results, and certificates of analysis and, to the extent applicable, release with respect thereto (the “Manufacturing Documents”) and an electronic copy of [***] Know-How within the Roche Sole IP related to the manufacture of Reversion Products including all electronic notebook pages related to the work performed by Roche during the term of the Agreement and during the Winddown Period.

c.Right to Qualify Roche Facility.  BPM or its designee shall have the right to qualify Roche’s facility located in [***] and such other facility as may be utilized by Roche for the storage of the GMP Existing Manufacturing Inventory and In-Process Manufacturing Inventory (collectively, the “Facility”), Representatives of BPM or its designee shall be granted access upon at least [***] prior written notice, at reasonable times during regular business hours, to (i) the portion of the Facility utilized for the storage of the Existing Manufacturing Inventory and In-Process Manufacturing Inventory, (ii) relevant personnel and (iii) the relevant documentation (except for any Manufacturing Documents which have already been provided to BPM in accordance with Section 5(b) hereof), in each case solely for the purpose of verifying cGMP compliance with respect to the storage of the aforementioned inventory and evidence of the chain of custody of such inventory. [***] Such representatives shall comply with the Facility’s safety rules and regulations which shall have been provided to the representatives in advance of such audit.

d.[***].

6.Disposition of Compounds and Other Materials.  In accordance with the instructions set forth in Schedule 1C hereto, Roche shall either deliver to BPM or its designee or destroy (at BPM’s election as specified in Schedule 1C hereto) the compounds and other material listed therein. Roche will transfer or destroy (as applicable) all such compounds and materials in a manner that complies with Applicable Law. Roche will provide BPM with written certification of destruction of such compounds listed in clause (b) of Schedule 1C hereto within [***] after such destruction is completed. In the event that BPM, its Affiliates or licensees [***].

7.	Intellectual Property Matters.

a.Reversion License.  Consistent with Section 21.3.1(f) of the Agreement, Roche hereby grants to BPM an exclusive (even as to Roche), worldwide, perpetual, irrevocable, license, with the right to grant sublicenses through multiple tiers, under the Roche Patent Rights and Roche Know-How, including Roche’s interest in the Joint Patent Rights and Joint Know-How, solely to the extent necessary to allow BPM, its Affiliates or licensees to Exploit the Reversion Product(s) in the Field (the “Reversion License”). The Reversion License includes an exclusive license under, without limitation, (i) Roche Patent Rights, Roche Know-How and Roche’s interest in Joint Patent Rights and Joint Know-How arising under this Termination Agreement or the Winddown Plan (if any) and (ii) Roche Patent Rights, Roche Know-How and Roche’s interest in Joint Patent Rights and Joint Know-How Covering [***] related to each of the Reversion Products to Exploit the Reversion Products in the Field worldwide.

b.	Handling, Enforcement and Defense of Patent Rights after the Termination Effective Date.

i.Consultation Regarding Additional Inventions and Patent Filings.  During the period ending [***] after the Termination Effective Date, the Parties will discuss in good faith and align on the potential scope of additional Inventions and patent filings related to the work performed by or on behalf of Roche during the term of the Agreement or under the Winddown Plan, including without limitation any additional Inventions or patent filings indicated based on the review of the Manufacturing Documents.

ii.Handling of Patent Rights after the Termination Effective Date.  Notwithstanding anything to the contrary in the Agreement, after the Termination Effective Date, BPM shall, [***] using outside counsel selected by BPM, Handle all (A) BPM Patent Rights, (B) Joint Patent Rights and (C) Roche Patent Rights within the Collaboration IP and Other Compound IP. At BPM’s reasonable request, Roche shall cooperate, in all reasonable ways, with the Handling of all such BPM Patent Rights and Joint Patent Rights. For any BPM Patent Rights and Joint Patent Rights related to the work performed by or on behalf of Roche during the term of the Agreement or under the Winddown Plan, Roche shall within the period ending [***] after the Termination Effective Date provide BPM with written experimental procedures related to additional Inventions and patent filings as requested by BPM, including all reports and data for all salts, polymorphs, metabolites, prodrugs, isomers, enantiomers and stereoisomers of any Reversion Products as listed in Schedule 1F and will assist with the execution of any agreements requiring assignment of Inventions made by Roche during the term of the Agreement or under the Winddown Plan. If requested by Roche, BPM shall furnish to Roche copies of all documents relevant to any such Handling for Joint Patent Rights included in clause (B), which shall be furnished in sufficient time before any action by BPM is due to allow Roche to provide comments thereon (which comments BPM must consider but BPM shall retain final decision-making authority with respect to such Handling), including to abandon any Patent Rights; provided, however, that in no event shall BPM be required to provide Roche with the portion(s) of any such documents that includes the chemical structure of any Reversion Products. Under the Winddown Plan within the period ending [***] after the Termination Effective Date, Roche shall provide BPM with all [***] as listed in Schedule 1F related to BPM’s rights under the Reversion License. [***] BPM shall [***] using outside counsel selected by BPM, Handle all Roche Patent Rights related to BPM’s rights under the Reversion License[***]. At BPM’s reasonable request, Roche shall cooperate, in all reasonable ways, with the Handling of such Roche Patent Rights. BPM or its counsel shall furnish to Roche copies of all documents relevant to any such Handling of Roche Patent Rights, which shall be furnished in sufficient time before any action by BPM is due to allow Roche to provide comments thereon (which comments BPM must consider but BPM shall retain final decision-making authority with respect to such Handling).

iii.SPCs.  Roche shall cooperate with BPM in gaining patent term restorations, extensions and/or SPCs wherever applicable to such Patent Rights within Collaboration Compound IP and Other Compound IP and Patent Rights [***] related to each of the Reversion Products.

iv.Infringement.  After the Termination Effective Date, BPM [***] using outside counsel selected by BPM, shall decide whether or not to initiate a suit or action regarding any (i) known infringement or suspected infringement by a Third Party of any BPM IP, Patent Rights within Collaboration Compound IP or Other Compound IP, Roche Patent Rights or Joint Patent Rights, or (ii) known or suspected unauthorized use or misappropriation by a Third Party of any BPM Know-How, Roche Know-How or Joint Know-How. If the BPM believes it is reasonably necessary or desirable to obtain an effective remedy, then upon BPM’s written request Roche agrees to be joined as a party to the suit or action but shall be under no obligation to participate except to the extent that such participation is required as the result of its being a named party to the suit or action. At BPM’s written request, Roche shall offer reasonable assistance to the BPM in connection therewith [***]. BPM may settle, consent judgment or otherwise voluntarily dispose of the suit or action without the written consent of Roche. Any damages, settlement fees or other consideration received as a result of such suit or action shall be allocated as follows: [***].

v.Defense.  If an action for infringement of Patent Rights or trade secrets misappropriation is commenced against BPM, its licensees or its sublicensees related to the Exploitation of the Reversion Products, then BPM shall have the right (but not the obligation) to defend such action [***], and Roche shall assist and cooperate with BPM [***] to the extent necessary in the defense of such suit. BPM shall have the right to settle the suit or consent to an adverse judgment thereto, in its sole discretion. BPM (or its licensees or sublicensees) shall [***] any settlement entered into by it with such Third Party. Notwithstanding the above, [***].

vi.Common Interest Disclosures.  With regard to any information or opinions disclosed pursuant to this Termination Agreement by one Party to each other regarding intellectual property and/or technology owned by Third Parties, the Parties agree that they have a common legal interest in determining whether, and to what extent, Third Party intellectual property rights may affect the Reversion Products, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the Reversion Products. Accordingly, the Parties agree that all such information and materials obtained by BPM and Roche from each other will be used solely for purposes of the Parties’ common legal interests with respect to work performed during the term of this Agreement and under the Winddown Plan. All information and materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against the other Party.

d.No Global Trademarks.  As of the Termination Effective Date, there are no Global Trademarks in existence or pending and, accordingly, that Section 21.3.1(g) of the Agreement is not applicable.

e.No In-Licensed Intellectual Property or Third Party Payments.  Roche hereby confirms that (i) none of the Roche Patent Rights or Roche Know-How is in-licensed by the Roche Group, (ii) no amounts are payable by Roche or its Affiliates or sublicensees to a Third Party(ies) in connection with the practice or use of the Roche Patent Rights or Roche Know-How, and (iii) BPM’s rights under the Reversion License and Collaboration IP related to the work performed by or on behalf of Roche during the term and assigned to BPM under the Agreement are not subject to any Third Party agreement(s).

f.No Sublicenses Granted by Roche.  Roche hereby confirms that Roche has not granted any Sublicenses to any of its Affiliates or to Third Parties (including without limitation to any CRO or to Chugai, Foundation Medicine Inc. or any of their respective subsidiaries (if any)) under Section 2.1 or 2.3.1 of the Agreement and, accordingly, that Section 21.3.3 of the Agreement is not applicable.

g.[***]Biomarker IP.  As of the Termination Effective Date, [***].

h.Cooperation.  Each Party will provide the other Party all reasonable assistance and cooperation for such Party to exercise its rights and perform its obligations pursuant to under this Section 7 and Sections 16.1, 16.2, 16.3 and 21.3.1(f) of the Agreement with respect to the Patent Rights and Know-How. Without limiting the generality of the foregoing, each Party will provide the other Party with all any and all necessary powers of attorney and will execute any other required documents or instruments necessary to prosecute such Patents, and each Party agrees to provide the other Party with all information necessary or reasonably desirable to enable the other Party to comply with the duty of disclosure requirements of any patent authority, including without limitation the completion of invention disclosure forms within [***] by Roche substantially in the form attached hereto as Exhibit A for any additional Inventions and patent applications identified pursuant to Section 7(b)(1) above).

i.Consent to Continued Use of Patent Counsel and Agents for the Reversion Products and related to the Reversion License.  BPM, its affiliates or licensees may desire to engage the law firm(s) and patent agents that are currently engaged by Roche or its Affiliates in connection with the preparation, maintenance, enforcement and/or defense of patents and patent applications related to the Reversion Products or covered by the Reversion License to continue such services after the Termination Effective Date, and Roche hereby irrevocably consents to such engagement(s).

j.CREATE Act.  It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in the CREATE Act. Notwithstanding anything to the contrary in this Agreement, each Party will have the right to invoke the CREATE Act when exercising its rights under this Agreement, subject to the procedures set forth in Section 16.9 of the Agreement.

8.	Third Party Agreements.

a.Schedule 1D hereto sets forth a list of (i) the Third Party agreements to be assigned by Roche to BPM pursuant to Sections 21.3.3(d) or (h) of the Agreement within [***] after the Termination Effective Date and (ii) the Third Party agreements to be terminated by Roche promptly after the Termination Effective Date. Roche will use Commercially Reasonable Efforts to promptly obtain to any required Third Party consents to assign any agreements to be assigned by Roche to BPM pursuant to Sections 21.3.3(d) or (h) of the Agreement.. Roche shall promptly provide BPM with copies of all documentation effecting the aforementioned assignments of Third Party Agreements (to the extent that BPM is not a signatory to such assignment documentation). Roche hereby confirms that other than as set forth on Schedule 1D hereto, no member of the Roche Group has entered into (A) Clinical Study agreements or (B) any other Third Party agreements related to the Exploitation any of the Reversion Products that have not been terminated prior to the Termination Effective Date.

b.To the extent any of the data, documents or other materials referenced in the Winddown Plan are held by, stored with or otherwise controlled by Third Parties, promptly after the Termination Effective Date, Roche shall deliver such notices, consents or instructions to each such Third Party as may be necessary or advisable to give effect to the Winddown Plan, including without limitation to provide BPM (or its designee) with prompt and complete access to such data, documents or other materials.

9.Ancillary Agreements.  Notwithstanding anything to the contrary set forth in Section 21.3.4.3 of the Agreement or in the terms of any ancillary agreement by and between the Parties, the Parties hereby acknowledge and agree that the ancillary agreements listed in the Schedule 1E of the Winddown Plan shall survive the termination of the Agreement the earlier of the completion of all relevant activities under the Winddown Plan or the date specified in the Winddown Plan.

10.Samples.  For purposes of Section 21.3.4.4 of the Agreement, Roche hereby confirms that it has not collected Samples in connection with research studies or Clinical Studies under the Agreement.

11.Final Payment of Phase I Development Cost Share.  Within [***] following the Termination Effective Date, each Party shall update such report to reflect the final amount of Phase I Development Costs incurred by such Party on or prior to the Termination Effective Date in accordance with the terms and conditions of Section 12.5 of the Agreement and the Parties will calculate the amount of the reconciliation payment (if any) in accordance therewith. The Party required to pay such reconciliation payment shall make such payment to the other Party within [***] after the Termination Effective Date; provided, however, that in the event of any disagreement with respect to the calculation of such reconciliation payment, any undisputed portion of such reconciliation payment shall be paid in accordance with the foregoing timetable and the remaining, disputed portion shall be paid within [***] after the date on which the Parties, using good faith efforts, resolve the dispute.

12.Assignment Agreement.  Effective as of the Termination Effective Date, the Parties shall execute and deliver an Assignment Agreement in a form to be mutually agreed upon by the Parties in good faith pursuant to which Roche shall transfer to BPM all of its rights, title and interest in the data, documents and other materials listed therein.

13.Collaboration Data Room.  During the term of the Agreement, the Parties utilized [***] data room hosted by Roche as a repository for data and other information related to the Collaboration Compounds and Collaboration Products, meeting minutes, and communications between the Parties (the “Collaboration Data Rooms”). Within [***] after the transfer of all of the data, reports, images, agreements and other documents covered by the Winddown Plan has been completed, Roche shall close down the jointly used Collaboration Data Room.

14.Follow-Up Period.  If no later than [***] after the Termination Effective Date, either Party discovers or learns of any material, non-duplicative documents or other materials that should have been included in the Winddown Plan, such Party shall provide written notice to the other Party, and Roche shall use commercially reasonable efforts to provide BPM with such documents or other materials in accordance with the manner specified in the Winddown Plan within [***] after receipt of the aforementioned notice.

15.Publications.  Notwithstanding anything to the contrary in Article 20 of the Agreement, (a) as between the Parties, BPM will have the sole and exclusive responsibility to make disclosures related to, and to determine the publication plan for any publications or public presentations of, data and results relating to Collaboration Compounds and Other Compounds for MAP4K1 and other Terminated Targets generated after the Termination Effective Date, (b) BPM may publish, present or otherwise disclose data and results of nonclinical studies and clinical trials, or any other information, with respect to any Collaboration Compounds and Other Compounds for MAP4K1 and other Terminated Targets without obtaining Roche’s prior consent and (c) except as provided in the publication plan anticipated by this Section 15, Roche’s rights to publish, present or otherwise disclose data and results of nonclinical studies, clinical studies and other Information related to Collaboration Compounds and Other Compounds for MAP4K1 and other Terminated Targets under Section 20.4 of the Agreement shall terminate as of the Termination Effective Date.

16.Payment under Section 21.3.4.4 of the Agreement.  Except to the extent explicitly provided in Section 7 hereof, in accordance with Section 21.3.4.4 of the Agreement, within [***] after the Termination Effective Date, BPM shall pay Roche [***] as consideration for the activities to be performed by Roche under this Termination Agreement and the Winddown Plan[***].

17.	Miscellaneous.

a.For purposes of the surviving provisions of the Agreement, including without limitation Sections 18 and 19 thereof, the activities of the Parties under this Termination Agreement and the Winddown Plan constitute activities under the Agreement.

b.The failure by either Party to require strict performance and/or observance of any obligation, term, provision or condition under this Termination Agreement will neither constitute a waiver thereof nor affect in any way the right of the respective Party to require such performance and/or observance. The waiver by either Party of a breach of any obligation, term, provision or condition hereunder shall not constitute a waiver of any subsequent breach thereof or of any other obligation, term, provision or condition.

c.The Schedules and Exhibits to this Termination Agreement shall form an integral part of this Termination Agreement.

d.The captions of the sections of this Termination Agreement and the Winddown Plan are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Termination Agreement or the Winddown Plan.

e.If any of the provisions of this Termination Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions that will achieve as far as possible the economic business intentions of the Parties. However, the remaining provisions of this Termination Agreement will remain in full force and effect, provided that the material interests of the Parties are not affected (i.e., the Parties would presumably have concluded this Termination Agreement without the unenforceable provisions).

f.This Termination Agreement and the Schedules and Exhibits have been prepared jointly and will not be strictly construed against either Party

g.This Termination Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or other electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

h.This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles, and shall not be governed by the United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention).

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be executed by their respective duly authorized representatives as of the Termination Effective Date.

Blueprint Medicines Corporation

/s/ Kathryn Haviland
Name: Kathryn Haviland
Title: President & Chief Executive Officer

F. Hoffmann-La Roche Ltd

/s/ Markus Keller	/s/ Barbara Schroeder de Castro Lopes

Name: Markus Keller	Name: Barbara Schroeder de Castro Lopes
Title: Global Alliance & Asset Management Director	Title: Authorized Signatory

Hoffmann-La Roche Inc.

/s/ John P. Parise
Name: John P. Parise
Title: Authorized Signatory

Schedule 1

Winddown Plan

[***]

Exhibit A

Invention Disclosure Form

Date:

1.  Descriptive title of the invention:

2.  Describe the invention in detail, including any problems solved by the invention, any difficulties or challenges with the invention or project, and any unexpected properties or results:

3.  What aspects of the invention can be varied or altered and yet still accomplish the end result or object of the invention?

4.  Please list the inventors or discoverers and provide the following information for each inventor.

Name for the patent application:

Company:

Citizenship:

Email address:

Mailing Address:

For the Company, please list the entity to which the inventor will assign his or her patent rights. Was there any Third Party Involvement? If yes, please provide the same information as above.

5.  To evaluate any disclosure with respect to this invention, please answer Yes or No for the following:

A. Have any discussions or other contacts been made with potential purchasers?

B. Has it been sold or offered for sale?

C. If it pertains to a process, have any steps been taken to employ the process commercially?

D. Has it been described in a printed publication?

E. Has it been disclosed in a talk or a paper presented at a public meeting?

F. Has it been otherwise disclosed to vendors or customers?

G. If not, is any such use, sale, publication or disclosure now contemplated?

H. Has it been reduced to practice (i.e., made, carried out, or built and tested) or has a model or prototype been built?

I. Is there any agreement that deals with rights in this invention or ownership of this invention?

If any answer to any of the questions above is “yes,” please indicate earliest dates, and give the surrounding circumstances.

6.  Please provide details for any relevant references or searches.